Investor Presentations June 2005 UNIFI, INC.

Cautionary Statement Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise. Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

Agenda Industry Dynamics Strategy Financial Performance

....................................................................................................................................... RAW FIBER PRODUCERS YARN PRODUCER FABRIC PRODUCERS PRODUCT MANUFACTURERS BRANDS & RETAILERS Who We Are Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: Sorbtek(r), A.M.Y.(r), Mynx(tm) UV, Reflexx(r), MicroVista(r) and Satura(r). Unifi's yarns and brands are readily found in home furnishings, apparel, legwear and sewing thread, as well as industrial, automotive, military and medical applications.

Not All Segments Impacted Equally By Imports Apparel segment is the most impacted by imports. Within the home textiles segment, sheeting and bedding is most impacted by imports; whereas, home upholstery is less impacted by imports (imports share of 17%). Automotive and industrial end-uses, like medical, are less impacted by imports. US Production US Production US Production

What We Do

Polyester... The World's Fiber Of Choice In 2002, polyester replaced cotton to become world's number one choice of fiber. Polyester fiber share of the world consumption in 2004 is estimated at 40%. Global polyester demand growth is projected at 6 to 7% annually. Global polyester demand growth is projected at 6 to 7% annually. Global polyester demand growth is projected at 6 to 7% annually. Global polyester demand growth is projected at 6 to 7% annually.

Our Supply Chain

Unifi Market Position - Polyester Textured Yarn Supply Lost Overseas Unifi rode a strong growth curve with the lowest costs, highest quality. October 1997 "Asian Crisis" set stage for cheap Asian downstream imports. As a result, U.S. domestic fabrics and apparel production declined significantly. Unifi lost volumes and revenues, however, Unifi managed to maintain share. Unifi lost volumes and revenues, however, Unifi managed to maintain share. Unifi lost volumes and revenues, however, Unifi managed to maintain share. Unifi lost volumes and revenues, however, Unifi managed to maintain share. Unifi lost volumes and revenues, however, Unifi managed to maintain share. Other Domestic Unifi DTY Imports DTY Imports

U.S.A. nylon market impacted by change in consumer preferences / attitudes. (e.g. casual workplace led to decline in demand for pantyhose) During the last 5 years, nylon textile filament consumption declined by 31%. Consumption pattern in 2003 and 2004 shows that market decline could possibly stabilize with smaller declines compared to previous years. U.S.A. Nylon Textile Filament Yarn Market U.S.A. Nylon Textile Filament Yarn Market

Our North America Market Segments Our North America Market Segments Our North America Market Segments

Percentage Change in Imports of MMF Apparel Q1-2005 versus Q1-2004 Total MMF apparel imports into the U.S. grew by 9% in Q1-2005 compared to same period last year. China has taken share from other countries, which supply MMF apparel to the U.S. China has taken share from other countries, which supply MMF apparel to the U.S. China has taken share from other countries, which supply MMF apparel to the U.S. China has taken share from other countries, which supply MMF apparel to the U.S.

China's Impact on the U.S. Apparel Supply Greater China is taking share from U.S. domestic suppliers, Mexico, and Canada. This region (U.S. + Canada + Mexico + CBI + Andean) is estimated to account for close to 36% of the total U.S. apparel consumption in 2005.

Importance of CBI, Mexico, and Canada To The U.S. Domestic Textile Industry Close to 60% of all knit fabrics produced in the U.S. are exported to CBI, Mexico, and Canada. Knit fabric exports to CBI has been growing at an annual rate of 87% for the last 5 years. Close to 25% of all cotton woven fabrics produced are exported to CBI, Mexico, and Canada. Cotton woven fabric exports to CBI has been growing at an annual rate of 40%. Synthetic woven fabric exports to CBI has been growing at an annual rate of 45%. Yarn exports to the CBI region is growing at an annual average rate of 60%. Yarn exports to CBI, Mexico, and Canada totaled 834 million pounds in the year 2004. Example Knit Fabric Production Knit Fabric Production Knit Fabric Production

China Safeguards Are Necessary to Counter the "Unbalanced" Level Playing Field Currency Manipulation: China's unfair currency control policy makes them competitive compared to others in the global trade. Non-Performing Loans: Chinese industry, especially the "weak players" are operating due mostly through the help of "softer" credit facilities provided by the state run banks. Government Subsidies / Rebates: Subsidies in the form of export tax rebates and other forms provide local producers' with trade advantage.

Strategy

Long-Term Strategy First, we believe that contrary to everything you read, there will be a market for textiles in North America. Our plan is to stabilize the U.S. business and return it to profitability, while recognizing that it will be a smaller market than in the past. Obtain a footprint in China where the "growth" in polyester is at a rate close to 10% annually. Penetrate the Chinese specialty market for "domestic" consumption in China.

Adapting to Market Conditions - Our Changing Strategy Exit products that do not "At Least Cover" the cost to produce. Vertical integration (Kinston Acquisition). Relocate production to the most efficient operation. Downstream marketing. Turn non-productive assets to cash (i.e. corporate plane, vacant production sites). Eliminate corporate overheads - "$9 million eliminated in the year 2004". Improve operational cash flow. Footprint in China. Focus on cost of quality.

Kinston Plant Acquisition The acquisition resulted in a more vertically integrated base of operations through the addition of polymer spinning. Streamline the product mix and lines between Kinston and Yadkinville to optimize capacity to fit the market and better position to compete with imports. Rationalization plans announced by shutting two production lines and get this operation on-track and contributing positively to our operating results. Kinston rationalization plan is a coordinated effort with our other polyester operations to exit non-profitable business and establish a solid base. Overall, this deal will enhance long-term domestic performance for Unifi.

Sara Lee Acquisition Additional revenue of approximately $55 million Production increase of approximately 10 million pounds of textured yarn and 2.5 million pounds of covered yarn Increased Plant 1 utilization from 60% to 88% and Plant 3 from 50% to 92% Provides a short-term solution allowing us to grow and develop new markets, while returning to profitability in the interim Equipment purchase for $2.6 million (idle to be sold)

Commercial / Marketing Efforts Recently combined product development, marketing and Unimatrix to lower overhead and maximize coordination. Our downstream efforts including marketing, retail pull-through, product development, and Unimatrix are continuing to show positive results. Our Sorbtek brand will be a key ingredient in performance T-shirts that will be offered at 2,500 Wal-Mart Stores. Sorbtek brand is found in base layer garments, sports bras, and compression apparel in brands like Duofold, Hind, Proplayer sold at JC Penny. A.M.Y, our yarn with permanent antimicrobial and odor control properties, can be found in apparel offered by Marmot & Eastern Mountain brands. Reflexx, our economical comfort stretch yarn, will be in jeans programs from VF Corporation's Raider and Wrangler brands. Reflexx yarns can be found in Champion Athletic-wear brand sold at Costco.

PVA Gross Margin and Sales Revenue Trend PVA Gross Margin and Sales Revenue Trend PVA Gross Margin and Sales Revenue Trend

China Joint Venture Overview China consumes around 42% of global polyester DTY and its domestic demand is growing at an annual rate of 8%. China's specialty DTY market next year will be almost as large as the entire US market. China's specialty DTY market is growing at an annual rate of 12% and currently imports close to 40% of its needs. Unifi and Sinopec Yizheng Chemical Fiber have signed a nonbinding letter of intent to form a joint venture to manufacture, process and market polyester filament yarn. The joint venture will be owned 50 percent by Unifi and 50 percent by Sinopec Yizheng Chemical Fiber.

Financial Performance

Consolidated Sales

EBITDA EBITDA - Defined as net income before interest, taxes, depreciation and amortization, excluding equity affiliate income or loss, restructuring expenses and other special items Reflects continuing operations only

EBITDA Reconciliation to Pre-Tax Income (in thousands $) 1 - Continuing operations only

Operating Results - Profit (Loss)

CAPEX

Cash Position March 2005 includes restricted cash of $2.8 million

Balance Sheet Highlights (in thousands)

Our Brands

UNIFI, INC.